Exhibit 10.40

MINERAL LEASE AGREEMENT

THIS Mineral Lease Agreement (“Agreement”), by and between James A. Bonner and Julianne K. Bonner as to an undivided one hundred-percent (100%) interest, whose address is 1925 Quail Run Drive N.E., Albuquerque, New Mexico 87122, (hereinafter referred to as “Lessors”), and NEUTRON ENERGY, INC., a Wyoming corporation, whose mailing address is 6606 North Hillside Drive, Paradise Valley, Arizona 85253, (hereinafter referred to as “Neutron”), is entered into and made effective as of June 1, 2006.

I.     RIGHTS GRANTED

Lessors grant, demise, lease, and let to Neutron and its successors and assigns the following rights, powers, and privileges:

A.                                    Premises. The interest in the real property described in the attached Exhibit “A” which is incorporated by this reference (“Premises”) and all rights, improvements. privileges, hereditaments, and appurtenances belonging or in any way appertaining to the Premises. including all ores, minerals, materials, and mineral rights, except oil and gas. The Premises consist of the 235 unpatented mining claims (“Mining Claims”) and State Mining Lease No. 14G-0078 (“State Mining Lease”) listed in attached Exhibit “A”

B.                                    Mining Rights and Access.

1.                                       Lessors make no representations as to its ownership of surface rights to the Premises, which are owned by either the U.S. Government, the State of New.. Mexico, or private third parties. However, with respect to the rights that Lessors have as a holders of federal mining claims and as State of New Mexico mineral lease holders, Lessors grant to Neutron the free, exclusive, unrestricted. uninterrupted right of access, ingress and egress to the Premises, and the right to enter upon and occupy the Premises for all purposes reasonably incident to exploring for, developing, mining (by underground mining, surface mining, strip mining, or any other surface or subsurface method, including any method later developed), in-situ leaching, extracting, milling, stockpiling, storing, processing, removing and marketing therefrom all merchantable and nonmerchantable ores, metals, minerals, mineral products and materials of every nature or sort, and all other materials or substances of any nature whatsoever found in natural deposits (“Mineral Substances”), and the right to place, construct, maintain, use. and thereafter remove such structures, facilities, equipment, roadways, haulage ways, and other improvements as may be necessary, useful, or convenient for the full enjoyment of all of the rights granted under this Agreement.

“These rights are granted and may be utilized for the purpose or in the course of carrying on exploration or mining operations on any other adjoining properties to the Premises in which Neutron may have or acquire any right and/or interest and may desire to reach or mine directly or indirectly through the Premises.

C.            Cross Mining.

1.                                       The right, if it so desires, to mine and remove any Mineral Substances existing on or under the Premises through or by means of shafts, openings, or pits which may he sunk or made upon adjoining and nearby property, and the right to stockpile any Mineral Substances from the Premises upon grounds situated upon any such properties.

2.                                       In addition, Neutron may use the Premises for any shafts, openings, pits and stockpile-grounds sunk or made for the mining, removal, and/or stockpiling of any Mineral Substances from any adjoining or nearby property. Mineral Substances taken from the Premises shall at all times be kept entirely separate and distinct from any other ore or concentrated product until the same are measured and sampled so that the rights of Lessors shall be at all times preserved and protected.

D.                                    Commingling. Neutron shall have the right to commingle ore and minerals from the Premises with ore from other lands and properties: provided, however, that Neutron shall calculate from representative samples the average grade of the ore and shall weigh (or calculate by volume) the ore before commingling. If concentrates, ore, or any other processed, beneficiated, or refined mineral products (“Concentrates”) are produced from the commingled ores by Neutron, Neutron shall also calculate from representative samples the average recovery percentage for all such concentrates produced during the calendar quarter and shall allocate a percentage of concentrate production to Lessors according to such calculations. In obtaining representative samples and calculating the average grade of the ore and average recovery percentages, Neutron may use any procedures accepted in the mining and metallurgical industry which it believes suitable for the type of mining and processing activity being conducted and, in the absence of fraud, its choice of such procedures shall be final and binding on Lessors. In addition, comparable procedures may be used by Neutron to apportion among the commingled ores penalty charges, if any, imposed by the purchaser of such ore or concentrates.

E.                                      Water Rights. The right to use any and all of Lessors’ water rights on, about, under, or which is appurtenant to the Premises or to which the Premises are riparian.

F.                                      Deposit of Waste Materials. The right to temporarily or permanently deposit tailings slurry, waste rock, overburden, surface stripping, process solutions and all other materials from the Premises or from adjoining or nearby properties on or off the Premises, even if the sole use of the Premises may be for the placement of such materials.

C.                                    Treatment. The right, at Neutron’s election and in any manner it deems fit. to beneficiate, concentrate, process and/or otherwise treat any Mineral Substances taken from the Premises by any physical or chemical method. In exercising this right, Mineral Substances may be removed to a plant or plants established or maintained either upon the Premises or elsewhere.

H.            Amendment, Relocation, and Patent of Claims.

1.                                       Neutron, in its sole discretion, shall have the right to amend or relocate as unpatented mining claims or unpatented millsites, in the name of Lessors, any unpatented mining claims which are subject to this Agreement. If Neutron undertakes any such activity, Neutron shall complete the same in compliance with the applicable New Mexico State and Federal statutes and regulations and shall be liable to Lessors for any act (or failure to act) by it or any of their agents in connection with the amendment or relocation of claims that are not in governmental compliance. If Neutron shall replace unpatented mining claims with unpatented millsites, it will do so only after condemning the economic mineral potential of the unpatented mining claims in accordance with standards exercised within the minerals industry.

2.                                       Upon request of Neutron, at any time during the term of this Agreement, Lessors agree to undertake to obtain patent to any or all of the mining claims which are subject to this Agreement, as designated by Neutron, Neutron shall prepare all documents, compile all data, and comply in all respects with the applicable law, all at the expense of Neutron. Lessors shall execute any documents required for this purpose and shall cooperate fully with Neutron in the patent application and proceedings, time being of the essence. If Lessors begin patent proceedings and Neutron thereafter requests Lessors to discontinue such proceedings or if this Agreement is terminated while patent proceedings are pending, Neutron shall have no further obligation with respect thereto except to pay any unpaid expenses accrued in such proceedings prior to its request to discontinue, or prior to termination, whichever comes first.

II.     TERM

Unless sooner terminated as provided in this Agreement, the term of this Agreement shall be for a primary period of ten (10) years from the effective date and for a secondary period for so long thereafter as Neutron continues to make advance or production royalty payments. In no event, however, shall the term of this Agreement extend past seventy-five (75) years.

III. PAYMENTS TO LESSORS

A.            Stock Issue and Rental Payments.

Upon execution of this Agreement, Neutron shall (1) pay Lessors a rental payment of $180,000.00 and (2) issue to Lessors 65,000 shares of Neutron Energy, Inc common stock. On the first anniversary of this Agreement, Neutron shall pay Lessors a rental payment of $180,000.00. On each of the second through fifth anniversaries of the Agreement, Neutron shall pay Lessors $120,000.

In the event that the commercial production is achieved during the rental period, then all future rental payments received after commercial production begins will be credited as minimum advance royalty payments under Paragraph B of this Section III.

B.            Advance Royalty Payments.

1.                                       The advance royalty payments paid to Lessors under this Agreement shall be as follows: On the sixth anniversary of this Agreement and on each anniversary thereafter during which this Agreement is in force, Neutron shall pay Lessors an advance royalty payment of $240,000.

2.                                       The obligation of Neutron to make these advance royalty payments shall close upon the earlier of (a) Neutron’s purchase of Premises under Section XI.A.1. or (b) termination of this Agreement under Section VI.

3.                                       The advance royalty, when paid to Lessors, will apply to the entire Premises and shall be deductible against future production royalties to be paid to Lessors regardless of the year in which advance royalty payments are made, i.e. advance payments can be carried over and credited against subsequent years, until the amount the advance royalty has been fully recovered by Neutron. Upon commencement of commercial production and every year thereafter, Neutron shall pay Lessors the advance royalty payment described in Section III.B.1 plus the amount of the production royalty (adjusted for prior year’s advance royalty payments described above) in excess of the amount of the advance royalty payment.

4.                                       In the event this Agreement is terminated, Neutron shall have no obligation to make any payment set forth above, the due date of which occurs after the date that this Agreement has become so terminated, and Neutron shall have no obligation to make any further payments in accordance with Paragraph C of this Section III except as to payment, if any, based upon production achieved prior to such termination but for which payment has not yet been made to Lessors.

C.            Production Royalty

With respect to the that portion of the Premises covered by the unpatented mining claims as listed in Exhibit A hereto, Neutron shall pay to Lessors, a production royalty of five percent (5%), the definition of such royalty being described in Exhibit B hereto.

2.                                       Neutron shall, however, have the right to mine amounts of Mineral Substances reasonably necessary for sampling, assaying, metallurgical testing and evaluation of the minerals potential of the Premises without initiating the obligation to make production royalty payments.

3.                                       Neutron shall meet all royalty obligations under the State Mining Lease. With respect to “Special Minerals” extracted from the State Mining Lease Land within the Premises, Neutron will pay Lessors a one percent (1%) production royalty as defined by Exhibit B hereto. With respect to all “Other Minerals” extracted from the State Mining Lease land within the Premises, Neutron will pay Lessors a five per cent (5%) production royalty as defined by Section III.C.1 less the production royalty due to the State of New Mexico as defined by the State Mining Lease.

D.            Method of Making Payments.

1.                                       Any payments required to be made by Neutron may be made in cash or by check and shall be delivered in accordance with Section IX. In the event more than one individual or entity owns an interest in the Premises, and presuming all such owners are signatories to the Agreement, Neutron shall have the right to require all such owners to designate, from amongst themselves or otherwise, an authorized agent to receive all payments from Neutron. The designation of such authorized agent shall be effectuated by all such owners executing a Power of Attorney, the original of same to be provided to Neutron upon execution. Notwithstanding the execution and delivery of such Power of Attorney, Neutron shall have the option to pay each such owner his or her respective share of all payments, provided that all owners shall have previously signed a document evidencing their agreement concerning their respective ownership interests in the Premises. In the event that any of the owners cannot or will not accept payments. Neutron may deposit such payments in an escrow account for the benefit of such owner at a bank of Neutron’s choice located in the County of such owner’s residence, and notify such owner that such an account has been established, with the costs of establishing the escrow account deductible from the payment. Such deposit shall be deemed payment as to such owner for all purposes.

2.                                       In the event the payments should be made to other parties because of any transfers of any of the owners’ interests, payments tendered the transferor at the address shown in Section IX shall conclusively be deemed payment to the transferee until: (i) Neutron receives notice and evidence satisfactory to it from the transferor that its interest has been transferred and that payments should be made to the transferee; and (ii) Neutron receives proof that the transferee has complied with the terms of Section XI.

IV. TITLE MATTERS

A.                                   Representations and Warranties. Lessors represent and warrant to Neutron, which covenants and warranties shall survive any expiration or termination of this Agreement. the following: (i) that James A. Bonner is the Lessee under the State Mining Lease and, subject to the paramount title of the United States, Lessors are lawfully seized of an estate in the Mining Claims, as set forth in Exhibit “A”; and (ii) that Lessors have the right and power to convey the same for the purposes of this Agreement; and (iii) that the same are free from all prior liens or encumbrances, other than as may be described in Exhibit “A” and the official records of McKinley County, State of New Mexico; and (iv) that Neutron shall have quiet and peaceable possession of the Premises; and (v) that Lessors have not committed, nor will Lessors in the future commit, any act or acts which will encumber or cause a lien to be placed against the Premises except subject and subordinate to the terms of this Agreement; and (vi) that the State Mining Lease is valid and in good standing;and (vii) that Lessors have not caused or allowed the generation, treatment, storage, or disposal of hazardous substances on the Premises, except as provided by law.

B.                                    Title Defects, Defense, and Protection. At the request of Neutron at any time and at Neutron’s cost, Lessors shall cause a title search to be made covering all or any part of the Premises. Neutron shall be entitled to receive the abstracts and other evidences of title. If, (i) in the opinion of Neutron, Lessors’ title to all or any part of the Premises is defective or less than as represented in this Section IV, or (ii) Lessors’ title is contested or questioned by any person or entity, and Lessors are unable or unwilling to promptly correct the alleged defects, Neutron may, without obligation, attempt to perfect or defend Lessors’ title. However, Neutron shall not be liable to Lessors if Neutron is unsuccessful in, withdraws from, or discontinues title litigation or other curative work. Time being of the essence, in the event Neutron does attempt to perfect or defend Lessors’ title, Lessors shall execute all documents and shall take such other actions as are reasonably necessary to assist Neutron in its efforts. If title is less than as represented in this Section IV. then one half of the costs and expenses of perfecting or defending title expended by Neutron shall be a credit against subsequent payments to be made to Lessors. Any improvement or perfection of title to the Premises shall inure to the benefit of Neutron in the same manner and to the same extent as if such improvement or perfection has been made prior to the execution of this Agreement.

C.                                    Lesser Interest. If Lessors’ title to all or any part of the Premises is less than the interest as described in Section IV.A, Neutron shall have the right, without waiving any other rights it may have, to reduce all payments to be made to Lessors hereunder to the same proportion based on the percentage of the total acreage of Premises described in Exhibit A.

D.                                    Acquisition of Outstanding Interest. Should Neutron, either in its own name or in the name of Lessors, institute any action for adverse possession, suit to quiet title, or other action aimed at obtaining title to the Premises, such title shall be acquired subject to this Agreement. Should Neutron elect to acquire any interest in the Premises from a party other than Lessors, the property rights so acquired shall accrue solely to Neutron. In such event, Lessors shall be entitled to no payment with respect to such property. Upon termination of this Agreement, such property shall belong to Neutron.

E.                                      State Mining Lease Assignment. Lessors shall cooperate, and execute all documents required, in the assignment of the State Mining Lease to Neutron.

V. OBLIGATIONS OF NEUTRON

A.                                    Protection from Liens. Neutron shall, at its expense, allow no lien to remain on the Premises resulting from the operations of Neutron. However, Neutron shall not be required to remove any such lien so long as it is contesting the validity or the amount thereof.

B.                                    Indemnification and Insurance. Neutron shall protect Lessors against any damages arising out of Neutron’s operations on the Premises and shall indemnify Lessors against liability resulting from Neutron’ s operations on the Premises; provided, however, that Lessors or any agent acting on its behalf shall not have been a contributing cause to the event giving rise to any such damages. Neutron shall make Lessors a co-insured on Neutron’s comprehensive general liability insurance policy or policies, maintain such policy or policies in effect for at least so long as this Agreement remains in effect, and provide Lessors with a copy of such policy or policies. Notwithstanding any other provision of this Agreement, to the extent, if at all, that any provision requiring one party to indemnify another party or its agents or employees is found to be within the scope of or in any way subject to or conditioned upon consistency with (i) NMSA 1978, Sec. 567-1 (2003) for its enforceability, then such provision shall (A) not be construed or applied to require one party to indemnify, hold harmless, insure or defend the other party or its employees or agents against liability, claims, damages, losses or expenses, including attorney fees, arising out of bodily injury to persons or damage to property caused by or resulting from, in whole or in part, the negligence, act or omission of the indemnitee, its officers, employees or agents, (B) be enforced only to the extent that it is consistent with such Sec. 56-7-1, and (C) be deemed modified, if required to conform to such Sec, 56-71, and/or with (ii) NMSA 1978, Sec. 56-7-2 (2003) for its enforceability, then such provision shall (A) not be considered or applied to indemnify the indemnitee against loss or liability for damages arising from the sole or concurrent negligence of the indemnitee or its agents or employees, from the sole or concurrent negligence of an independent contractor who is directly responsible to the indemnitee, or from an accident that occurs in operations carried on at the direction or under the supervision of the indemnitee, an employee or representative of the indemnitee or in accordance with methods and means specified by the indemnitee or employees or representatives of the indemnitee, (B) shall be enforced only to the extent that it is consistent with such Sec. 56-7-2, and (C) be deemed modified, if required, to conform to such Sec.56-7-2.

C.                                    Taxes and Assessments.

1.                                       Except as provided for below, Neutron hereby covenants and agrees to pay promptly before delinquency all taxes and assessments that may be assessed during the continuance of this Agreement upon the Premises resulting from Neutron’s activities and products derived therefrom. However, Neutron shall always have the right to contest, in the courts or otherwise, either in its own name or in the name of Lessors, the validity or amount of any such taxes or assessments, or to take such other steps or proceedings as it may deem necessary to secure a cancellation, reduction, re-adjustment, or equalization thereof, before it shall be required to pay such taxes or assessments. Notwithstanding the foregoing, Neutron shall not permit any part of the Premises to be conveyed and title lost as the result of nonpayment of such taxes and assessments. Neutron shall provide Lessors with copies of all receipts evidencing payment of such taxes and assessments. It is agreed that should the Lessors receive tax bills or claims which are the responsibility of Neutron, they shall be promptly forwarded to Neutron for appropriate action.

2.                                       It is agreed that Neutron shall pay the above referenced taxes that are assessed from the date of this Agreement to its termination date. Nothing in the foregoing portion of this Section shall be construed to obligate Neutron to pay such portion of any tax as is based upon an assessment of improvements or erections made or placed on the Premises by Lessors. Neutron shall not be liable for any taxes levied or measured by income of Lessors or based upon payments made to Lessors by Neutron under this Agreement. This Section V.C. shall apply to any property owned or leased by Neutron upon which it stockpiles any mineral-bearing material whether or not such material is exclusively taken from the Premises or commingled with materials from other properties.

D.                                    Compliance with Laws and Regulations. Neutron shall perform all of its operations on the Premises in a good and workmanlike manner and in compliance with all applicable federal, state, and local laws and regulations, including but not limited to those relating to environmental protection, reclamation and bonding. Notwithstanding any other provision of this Agreement, (i) this Section V.D. shall remain in effect, and Neutron shall perform all its obligations hereunder, following any expiration, termination or release of all or any part of this Agreement and (ii) Neutron shall at all times during and following the term of this Agreement be liable to Lessors for any and all expenses, claims and losses of, against or by Lessors resulting from any violation by Neutron of this Section V.D.

E.                                      Right of Access to the Premises. Neutron shall allow Lessors and representatives of Lessors, at their sole risk, access to the Premises for the purposes of viewing or inspecting Neutron’s operations, at times which, in Neutron’s discretion, do not unreasonably interfere with its operations. Lessors agree to indemnify, protect, save. and hold harmless Neutron and its affiliated and direct and indirect parent corporations and their respective directors, partners, officers, employees, agents and corporate affiliates from and against any and all losses, costs, damages, expenses, attorney’s fees, claims, demands, liabilities, suits, and actions of every kind and character which may be imposed upon or incurred by Neutron and its affiliated and direct and indirect parent corporations and their respective directors, partners, officers, employees, agents or corporate affiliates on account of, or arising directly or indirectly from Lessors’ rights under this Section V . E.

F.                                      Delivery of Data. In the event of expiration or termination of this Agreement, Neutron shall furnish Lessors within 90 days after termination one (1) set of copies of all available non-interpretive data pertaining to the Premises and developed or prepared by or for Neutron and shall authorize and permit Lessors to take possession of any available core or other drill cuttings derived from the Premises, whether or not such core or cuttings is stored on the Premises; provided, however, that Neutron shall in no event be liable to lessors for loss of or damage to any such core or cuttings or for the accuracy of any data furnished to Lessors.

G.                                    Good Standing Notice. Neutron shall maintain the Premises in good standing with the United States Department of the Interior, Bureau of Land Management and, as applicable, with the State of Mexico. Neutron shall pay all annual maintenance fees, rentals and advance royalties due and assessed, on the Premises, by the Bureau of Land Management and by the State of New Mexico while this Agreement is in effect and or conducting reclamation, on the Premises, and shall provide Lessors proof of payment notice on or before June 30 of each year that this Agreement is in effect. Neutron shall also record all records of notice of intent to hold mining claims and other legal instruments requiring recordation with McKinley County, New Mexico.

VI. TERMINATION

A.                                    Termination by Lessors. In the event Lessors consider that Neutron has not complied with any obligation hereunder, Lessors shall notify Neutron setting out specifically in what respect it is claimed that Neutron has breached this Agreement. If the alleged breach is not cured within sixty (60) days after notice is given, or if Neutron has not within that time either commenced to cure the alleged breach and does not thereafter diligently complete such cure, or challenges the legitimacy of the allegation, Lessors may terminate this Agreement by delivering to Neutron notice of such termination. Termination of this Agreement shall be the sole remedy of Lessors. Neither the service of any notice nor the doing of any acts by Neutron aimed to meet all or any of the alleged breaches shall be deemed an admission or presumption that Neutron has failed to perform all of its obligations under this Agreement.

B.                                    Termination by Neutron. Neutron shall have the right to terminate this Agreement at any time with respect to all or a portion of the Premises by giving notice to Lessors. Upon such termination, all right, title, and interest of Neutron under this Agreement shall terminate with respect to that portion of the Premises released. Neutron shall be relieved of all further obligations set forth in this Agreement on the released acreage except those obligations, if any, which this Agreement explicitly states, and which have accrued prior to such termination. Any taxes, assessments, and governmental charges shall be prorated as of the termination date. However, Neutron is required to make all payments  related to the Bureau of Land Management annual mining claim maintenance fees if this Agreement is terminated after June 30 of the last year the Agreement is in  effect.

C.                                    Release. Upon termination of this Agreement, all properties leased hereunder will he returned to Lessors and a release, in recordable form, will be executed by Neutron for the benefit of Lessors in order to clear title to said properties.

D.                                    Removal of Property. Upon any termination or expiration of this Agreement, Neutron shall have a period of (1) year from and after the effective date of termination in which to remove from the Premises all of its machinery, buildings, structures, facilities, equipment, and other property of every nature and description erected, placed, or situated thereon, except foundations of a permanent nature, supports, track, and pipe placed in shafts, drifts, or openings in the Premises. Any property of Neutron not removed by the end of this one-year period shall become the property of Lessors and at Lessors’ sole discretion have the property removed at Neutron’s expense. Neutron shall have the right to keep a watchman on the Premises during this one-year period.

E.                                      Reassignment of State Mining Lease. Upon any termination or expiration of this Agreement, Neutron shall cooperate, and execute all documents required, in the reassignment of the State Mining Lease to Lessors.

VII. LIENS

In the event that Lessors fail to promptly pay, when due, taxes, mortgages, or other liens levied against the Premises and payable by Lessors, Neutron shall have the right (but shall not be obligated) to pay such past due amounts and, if Neutron does so, Neutron shall be subrogated to all the rights of the holders thereof and Lessors shall reimburse Neutron for all such payments and for all related costs and expenses paid or incurred by Neutron (including, without limitation, related attorneys’ fees) within three months after the same are paid or incurred by Neutron. Any payments due to Lessors under this Agreement may be credited by reimbursements due to Neutron under this Section. The provisions of this Section VII shall survive any termination or expiration of this Agreement.

VIII. FORCE MAJEURE

Neutron shall not be liable for failure to perform any of its obligations, other than making any payments due under this Agreement, during any period in which performance is prevented, in whole or part, by causes herein termed “force majeure” but only if and to the extent that such causes (i) are not within the reasonable control of Neutron, (ii) are not caused by deliberate, wanton, reckless or negligent act or omission of Neutron or by failure of Neutron to perform any of its obligations under this Agreement, or (iii) could not have been prevented by Neutron acting promptly, prudently, diligently, carefully, in good faith, in accordance with this Agreement, and applicable law and regulations. For purposes of this Agreement, the term “force majeure” shall include labor disputes; acts of God; action of the elements, including inclement weather, floods, slides, cave-ins, sinkholes, earthquakes, and drought; laws, rules, regulations, orders, directives, and requests of governmental bodies or agencies; delay, failure, or inability of suppliers or transporters of materials, parts, supplies, services, or equipment; contractor or subcontractor shortage of labor, transportation, materials, machinery, equipment, supplies, utilities, or services; accidents; breakdown of equipment, machinery, or facilities; judgments or orders of any court or federal, state or local agency; inability to obtain on reasonably acceptable terms or in reasonably acceptable time any public or private licenses, permits, or other authorizations; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or future violation of federal, state, or local environmental standard; acts of war or conditions arising out of or contributable to war, whether declared or undeclared; riot; civil strife; fire; explosion; or any other cause whether similar or dissimilar to the foregoing, except for the inability to meet financial commitments. If Neutron desires to invoke the provisions of this Section VIII, Neutron shall give notice of the commencement of the circumstances giving rise to such force majeure. An event or occurrence shall not be deemed a “force majeure,” and no performance by Neutron shall be excused, on account of shortage or unavailability of funds or because the event or occurrence would cause performance to result in economic loss or in hardship or inequity or frustrate the purpose for which Neutron entered into this Agreement. The time for discharging Neutron’s obligations with respect to the prevented performance shall be extended for the period of force majeure. Neutron shall proceed promptly, prudently, diligently and in good faith to end any force majeure as soon as is practicable.

IX. NOTICES

Any required notice, payment, or other communication contemplated by this Agreement shall be in writing and shall be effective (i) when personally delivered at the below address; (ii) when delivered by electronic communication at Lessors’ telecopy number described below or at such other telecopy number as Lessors may designate in writing provided that such electronic communication is followed by a delivery by mail or by personal service to the below address; or (iii) when delivered by mail deposited in the United States mail, postage prepaid and registered or certified, with return receipt requested, and addressed to Lessors at the below address:

If to Lessors	James A. Bonner
1925 Quail Run Drive N.E.
Albuquerque, New Mexico 87122

If to Neutron:	NEUTRON ENERGY, INC.
6606 North Hillside Drive
Paradise Valley, Arizona 85253
FAX No.: 1-602-952-8650

Either l.essors or Neutron may change its mailing address for future notices by providing written notice to that effect to the other parties.

X. CONFIDENTIALITY

Lessors shall not, without the express written consent of Neutron, disclose any information concerning the terms of this Agreement or operations conducted under this Agreement, nor issue any press releases concerning the operations. However, if Lessors contemplate selling or assigning their interest, they shall have the right to disclose such information to a potential purchaser if it first obtains an agreement in writing from such third party, satisfactory to Neutron, providing that the third party shall hold confidential the information furnished to it.

XI. ASSIGNMENTS AND TRANSFERS OF INTEREST

A.                                                            By Lessors. Lessors shall have the right to transfer all or any portion of the Premises to others, provided that:

1.                                       The transfer shall be subject to this Agreement and to all rights of Neutron, its successors and assigns, under this Agreement in and to the Premises and the transferee agrees to this in writing prior to the transfer, however, in the event that the Lessors propose to transfer any or all of the Premises or interests therein to others, Lessors shall provide notice to Neutron of all terms and conditions of the proposed transfer. Neutron shall have the first right to acquire any or all of said interests in the Premises from Lessors, on the same terms and conditions agreed to between the Lessors and others, for a period of 60 days from the date that the notice is received by Neutron from the Lessors.

2.                                       No change or division in ownership of the Premises, however accomplished, shall operate to enlarge the obligations or diminish the rights of Neutron under this Agreement.

3.                                       No change or division in the ownership of the Premises shall be binding upon Neutron for any purpose until the person acquiring any interest has furnished Neutron with the instrument or instruments constituting his claim of title from the original seller.

B.                                                            By Neutron. Neutron shall have the right at any time to assign all or any portion of its rights under this Agreement. No assignment, however, shall release Neutron from the performance of any of its obligations under this Agreement except if and to the extent that it is released from such obligations in a document executed by Lessors.

XII. NO EXPRESS OR IMPLIED COVENANTS

Nothing in this Agreement shall impose any obligations or covenants upon Neutron, express or implied, to conduct any mining operations upon the Premises, it being the intent of the parties that Neutron shall have the sole discretion to determine the economic feasibility, time, method, manner and rate of conducting any such operations, except as otherwise required by this Agreement.

XIII. BINDING EFFECT

The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, personal representatives, beneficiaries, successors, and assigns.

XIV. MEMORANDUM

Neutron and Lessors shall execute a Memorandum of this Agreement in a recordable form sufficient under the laws of the State of New Mexico to give notice to third parties of the rights granted hereunder. Neutron shall have the right to record such Memorandum at any time.

XV. CONSTRUCTION OF AGREEMENT

This Agreement and its Exhibits constitute the sole understanding of the parties with respect to the Premises, all previous agreements between the parties concerning the Premises being expressly rescinded. This Agreement shall be subject to all valid and applicable provisions of statutory or common law, rules, and regulations. Should this Agreement or any of its provisions or operations be found to be contrary to any such valid law, rule, or regulation, the latter shall be deemed to control, and this Agreement shall be regarded as modified accordingly. Subject to the preceding sentence, no modification or alteration of this Agreement shall be effective unless in writing and executed by the parties.

XVI. HEADINGS

The headings appearing in this Agreement are inserted for convenient reference purposes only, and are not definitive as to the provisions contained within said Sections in the interpretation and construction of this Agreement.

XVII. RULE AGAINST PERPETUITIES

As to any provision in this Agreement, the parties do not intend that there shall be any violation of the Rule Against Perpetuities or any related Rule. If any violation should inadvertently occur, it is the wish of the parties that the appropriate court reform such provision so as to approximate most closely the intent of the parties within the limits permissible under such Rule.

XVIII. APPLICABLE LAW

This Agreement shall be construed, interpreted and governed by the laws of the State of New Mexico.

James A. Bonner and Julianne K. Bonner

/s/ James A. Bonner

/s/ Julianne K. Bonner

NEUTRON ENERGY, INC. a Wyoming Corporation

/s/ Edward M. Topham
	Its	Chief Financial Officer

State of New Mexico )

County of Bernalillo )

The foregoing instrument was acknowledged before me this 16th day of May, 2006 by

James A. Bonner and Julianne K. Bonner.

/s/ Raquel R. Infante
Notary Public

State of Arizona )

County of Maricopa )

The foregoing instrument was acknowledged before me this 7th day of June, 2006 by Edward Murray Topham, C.F.O. of Neutron Energy, Inc. on behalf of the corporation.

/s/ Maudi Gomez
Notary Public

EXHIBIT A

TO THAT MINERAL LEASE AGREEMENT BETWEEN JAMES A. BONNER, JULIANNE K. BONNER (LESSORS)

AND

NEUTRON ENERGY, INC. (LESSEE) DATED                                  ,2006

THE FOLLOWING 235 UNPATENTED MINING CLAIMS LOCATED IN MCKINLEY COUNTY, NEW MEXICO

							Location	BLM	County	Book &	2006
Claim Name	Claim No.	Section	Township	Range	County	State	Date	Serial No.	Serial No.	Page No.	Maintenance
ALTOS	1	12	14N	10W	McKinley	NM	2/26/2005	171917	318764	24 - 7767	25 - 3786
ALTOS	2	12	14N	10W	McKinley	NM	2/26/2005	171918	318765	24 - 7768	25 - 3786
ALTOS	3	12	14N	10W	McKinley	NM	2/26/2005	171919	318766	24 - 7769	25 - 3786
ALTOS	4	12	14N	10W	McKinley	NM	2/26/2005	171920	318767	24 - 7770	25 - 3786
ALTOS	5	12	14N	10W	McKinley	NM	2/26/2005	171921	318768	24 - 7771	25 - 3786
ALTOS	6	12	14N	10W	McKinley	NM	2/26/2005	171922	318769	24 - 7772	25 - 3786
ALTOS	7	12	14N	10W	McKinley	NM	2/26/2005	171923	318770	24 - 7773	25 - 3786
ALTOS	8	12	14N	10W	McKinley	NM	2/26/2005	171924	318771	24 - 7774	25 - 3786
ALTOS	9	12	14N	10W	McKinley	NM	2/26/2005	171925	318772	24 - 7775	25 - 3786
ALTOS	10	12	14N	10W	McKinley	NM	2/26/2005	171926	318773	24 - 7776	25 - 3786
ALTOS	11	12	14N	10W	McKinley	NM	2/26/2005	171927	318774	24 - 7777	25 - 3786
ALTOS	12	12	14N	10W	McKinley	NM	2/26/2005	171928	318775	24 - 7778	25 - 3786
ALTOS	13	12	14N	10W	McKinley	NM	2/26/2005	171929	318776	24 - 7779	25 - 3787
ALTOS	14	12	14N	10W	McKinley	NM	2/26/2005	171930	318777	24 - 7780	25 - 3787
ALTOS	15	12	14N	10W	McKinley	NM	2/26/2005	171931	318778	24 - 7781	25 - 3787
ALTOS	16	12	14N	10W	McKinley	NM	2/26/2005	171932	318779	24 - 7782	25 - 3787
ALTOS	17	12	14N	10W	McKinley	NM	2/26/2005	171933	318780	24 - 7783	25 - 3787
ALTOS	18	12	14N	10W	McKinley	NM	2/26/2005	171934	318781	24 - 7784	25 - 3787
ALTOS	19	14	14N	10W	McKinley	NM	10/24/2005	173129	321623	25 - 7954
ALTOS	20	14	14N	10W	McKinley	NM	10/24/2005	173130	321624	25 - 7955
ALTOS	21	14	14N	10W	McKinley	NM	10/24/2005	173131	321625	25 - 7956
ALTOS	22	14	14N	10W	McKinley	NM	10/24/2005	173132	321626	25 - 7957
ALTOS	23	14	14N	10W	McKinley	NM	10/24/2005	173133	321627	25 - 7958
ALTOS	24	14	14N	10W	McKinley	NM	10/24/2005	173134	321628	25 - 7959
ALTOS	25	14	14N	10W	McKinley	NM	10/24/2005	173135	321629	25 - 7960
ALTOS	26	14	14N	10W	McKinley	NM	10/24/2005	173136	321630	25 - 7961
ALTOS	27	14	14N	10W	McKinley	NM	10/24/2005	173137	321631	25 - 7962
ALTOS	28	14	14N	10W	McKinley	NM	10/24/2005	173138	321632	25 - 7963
ALTOS	29	14	14N	10W	McKinley	NM	10/24/2005	173139	321633	25 - 7964
ALTOS	30	14	14N	10W	McKinley	NM	10/24/2005	173140	321634	25 - 7965
ALTOS	31	14	14N	10W	McKinley	NM	10/24/2005	173141	321635	25 - 7966
ALTOS	32	14	14N	10W	McKinley	NM	10/24/2005	173142	321636	25 - 7967
ALTOS	33	14	14N	10W	McKinley	NM	10/24/2005	173143	321637	25 - 7968
ALTOS	34	14	14N	10W	McKinley	NM	10/24/2005	173144	321638	25 - 7969

1

							Location	BLM	County	Book &	2006
Claim Name	Claim No.	Section	Township	Range	County	State	Date	Serial No.	Serial No.	Page No.	Maintenance
ALTOS	35	14	14N	10W	McKinley	NM	10/24/2005	173145	321639	25 - 7970
ALTOS	36	14	14N	10W	McKinley	NM	10/24/2005	173146	321640	25 - 7971
ALTOS	37	14	14N	10W	McKinley	NM	10/24/2005	173147	321641	25 - 7972
ALTOS	38	14	14N	10W	McKinley	NM	10/24/2005	173148	321642	25 - 7973
ALTOS	39	14	14N	10W	McKinley	NM	10/24/2005	173149	321643	25 - 7974
ALTOS	40	14	14N	10W	McKinley	NM	10/24/2005	173150	321644	25 - 7975
ALTOS	41	14	14N	10W	McKinley	NM	10/24/2005	173151	321645	25 - 7976
ALTOS	42	14	14N	10W	McKinley	NM	10/24/2005	173152	321646	25 - 7977
ALTOS	43	14	14N	10W	McKinley	NM	10/24/2005	173153	321647	25 - 7978
ALTOS	44	14	14N	10W	McKinley	NM	10/24/2005	173154	321648	25 - 7979
ALTOS	45	14	14N	10W	McKinley	NM	10/24/2005	173155	321649	25 - 7980
ALTOS	46	14	14N	10W	McKinley	NM	10/24/2005	173156	321650	25 - 7981
ALTOS	47	14	14N	10W	McKinley	NM	10/24/2005	173157	321651	25 - 7982
ALTOS	48	14	14N	10W	McKinley	NM	10/24/2005	173158	321652	25 - 7983
ALTOS	49	14	14N	10W	McKinley	NM	10/24/2005	173159	321653	25 - 7984
ALTOS	50	14	14N	10W	McKinley	NM	10/24/2005	173160	321654	25 - 7985
ALTOS	51	14	14N	10W	McKinley	NM	10/24/2005	173161	321655	25 - 7986
ALTOS	52	14	14N	10W	McKinley	NM	10/24/2005	173162	321656	25 - 7987
ALTOS	53	14	14N	10W	McKinley	NM	10/24/2005	173163	321657	25 - 7988
ALTOS	54	14	14N	10W	McKinley	NM	10/24/2005	173164	321658	25 - 7989

BRK	1	8	14N	10W	McKinley	NM	10/22/2005		321659	25 - 7990
BRK	2	8	14N	10W	McKinley	NM	10/22/2005		321660	25 - 7991
BRK	3	8	14N	10W	McKinley	NM	10/22/2005		321661	25 - 7992
BRK	4	8	14N	10W	McKinley	NM	10/22/2005		321662	25 - 7993
BRK	5	8	14N	10W	McKinley	NM	10/22/2005		321663	25 - 7994
BRK	6	8	14N	10W	McKinley	NM	10/22/2005		321664	25 - 7995
BRK	7	8	14N	10W	McKinley	NM	10/22/2005		321665	25 - 7996
BRK	8	8	14N	10W	McKinley	NM	10/22/2005		321666	25 - 7997
BRK	9	8	14N	10W	McKinley	NM	10/22/2005		321667	25 - 7998
BRK	10	8	14N	10W	McKinley	NM	10/22/2005		321668	25 - 7999
BRK	11	18	14N	10W	McKinley	NM	10/22/2005		321669	25 - 8000
BRK	12	18	14N	10W	McKinley	NM	10/22/2005		321670	25 - 8001
BRK	13	18	14N	10W	McKinley	NM	10/22/2005		321671	25 - 8002

2

Claim Name	Claim No.	Section	Township	Range	County	State	Location Date	BLM Serial No.	County Serial No.	Book & Page No.	2006 Maintenance
BRK	14	18	14N	10W	McKinley	NM	10/22/2005		321672	25 - 8003
BRK	15	18	14N	10W	McKinley	NM	10/22/2005		321673	25 - 8004
BRK	16	18	14N	10W	McKinley	NM	10/22/2005		321674	25 - 8005
BRK	17	18	14N	10W	McKinley	NM	10/22/2005		321675	25 - 8006
BRK	18	18	14N	10W	McKinley	NM	10/22/2005		321676	25 - 8007
BRK	19	18	14N	10W	McKinley	NM	10/22/2005		321677	25 - 8008
BRK	20	18	14N	10W	McKinley	NM	10/22/2005		321678	25 - 8009
BRK	21	18	14N	10W	McKinley	NM	10/22/2005		321679	25 - 8010
BRK	22	18	14N	10W	McKinley	NM	10/22/2005		321680	25 - 8011
BRK	23	18	14N	10W	McKinley	NM	10/23/2005		321681	25 - 8012
BRK	24	18	14N	10W	McKinley	NM	10/23/2005		321682	25 - 8013
BRK	25	18	14N	10W	McKinley	NM	10/23/2005		321683	25 - 8014
BRK	26	18	14N	10W	McKinley	NM	10/23/2005		321684	25 - 8015
BRK	30	6	14N	10W	McKinley	NM	10/25/2005		321685	25 - 8016
BRK	32	6	14N	10W	McKinley	NM	10/25/2005		321686	25 - 8017
BRK	34	6	14N	10W	McKinley	NM	10/25/2005		321687	25 - 8018
BRK	36	6	14N	10W	McKinley	NM	10/25/2005		321688	25 - 8019
BRK	47	6	14N	10W	McKinley	NM	10/24/2005		321689	25 - 8020
BRK	48	6	14N	10W	McKinley	NM	10/24/2005		321690	25 - 8021
BRK	49	6	14N	10W	McKinley	NM	10/24/2005		321691	25 - 8022
BRK	50	6	14N	10W	McKinley	NM	10/24/2005		321692	25 - 8023
BRK	51	6	14N	10W	McKinley	NM	10/24/2005		321693	25 - 8024
BRK	52	6	14N	10W	McKinley	NM	10/24/2005		321694	25 - 8025
BRK	53	6	14N	10W	McKinley	NM	10/24/2005		321695	25 - 8026
BRK	54	6	14N	10W	McKinley	NM	10/24/2005		321696	25 - 8027

GIL	3	11	13N	8W	McKinley	NM	11/12/2005		322907	26 - 1951
GIL	4	11	13N	8W	McKinley	NM	11/12/2005		322908	26 - 1952
GIL	5	11	13N	8W	McKinley	NM	11/12/2005		322909	26 - 1953
GIL	6	11	13N	8W	McKinley	NM	11/12/2005		322910	26 - 1954
GIL	7	11	13N	8W	McKinley	NM	11/12/2005		322911	26 - 1955
GIL	9	11	13N	8W	McKinley	NM	11/12/2005		322912	26 - 1956
GIL	10	11	13N	8W	McKinley	NM	11/12/2005		322913	26 - 1957
GIL	11	11	13N	8W	McKinley	NM	11/12/2005		322914	26 - 1958

3

Claim Name	Claim No.	Section	Township	Range	County	State	Location Date	BLM Serial No.	County Serial No.	Book & Page No.	2006 Maintenance
GIL	12	12	13N	8W	McKinley	NM	11/12/2005		322915	26 - 1959
GIL	13	12	13N	8W	McKinley	NM	11/12/2005		322916	26 - 1960
GIL	14	12	13N	8W	McKinley	NM	11/12/2005		322917	26 - 1961
GIL	15	12	13N	8W	McKinley	NM	11/12/2005		322918	26 - 1962
GIL	16	12	13N	8W	McKinley	NM	11/12/2005		322919	26 - 1963
GIL	17	12	13N	8W	McKinley	NM	11/12/2005		322920	26 - 1964
GIL	18	18	13N	7W	McKinley	NM	11/13/2005		322921	26 - 1965
GIL	19	18	13N	7W	McKinley	NM	11/13/2005		322922	26 - 1966
GIL	20	18	13N	7W	McKinley	NM	11/13/2005		322923	26 - 1967
GIL	21	18	13N	7W	McKinley	NM	11/13/2005		322924	26 - 1968
GIL **	23	18	13N	7W	McKinley	NM	11/13/2005		322925	26 - 1969

REM	1	20	13N	9W	McKinley	NM	10/8/2005		321373	25 - 7222
REM	2	20	13N	9W	McKinley	NM	10/8/2005		321374	25 - 7223
REM	3	20	13N	9W	McKinley	NM	10/8/2005		321375	25 - 7224
REM	4	20	13N	9W	McKinley	NM	10/8/2005		321376	25 - 7225
REM	5	20	13N	9W	McKinley	NM	10/8/2005		321377	25 - 7226
REM	6	20	13N	9W	McKinley	NM	10/8/2005		321378	25 - 7227
REM	7	20	13N	9W	McKinley	NM	10/8/2005		321379	25 - 7228
REM	8	20	13N	9W	McKinley	NM	10/8/2005		321380	25 - 7229
REM	9	20	13N	9W	McKinley	NM	10/8/2005		321381	25 - 7230
REM	10	20	13N	9W	McKinley	NM	10/8/2005		321382	25 - 7231
REM	11	20	13N	9W	McKinley	NM	10/8/2005		321383	25 - 7232
REM	12	20	13N	9W	McKinley	NM	10/8/2005		321384	25 - 7233
REM	13	20	13N	9W	McKinley	NM	10/8/2005		321385	25 - 7234
REM	14	20	13N	9W	McKinley	NM	10/8/2005		321386	25 - 7235
REM	15	20	13N	9W	McKinley	NM	10/8/2005		321387	25 - 7236
REM	16	20	13N	9W	McKinley	NM	10/8/2005		321388	25 - 7237
REM	17	20	13N	9W	McKinley	NM	10/8/2005		321389	25 - 7238
REM	18	20	13N	9W	McKinley	NM	10/8/2005		321390	25 - 7239
REM	19	18	13N	9W	McKinley	NM	10/8/2005		321391	25 - 7240
REM	20	18	13N	9W	McKinley	NM	10/8/2005		321392	25 - 7241
REM	21	18	13N	9W	McKinley	NM	10/8/2005		321393	25 - 7242
REM	22	18	13N	9W	McKinley	NM	10/8/2005		321394	25 - 7243

4

Claim Name	Claim No.	Section	Township	Range	County	State	Location Date	BLM Serial No.	County Serial No.	Book & Page No.	2006 Maintenance
REM	23	18	13N	9W	McKinley	NM	10/8/2005		321395	25 - 7244
REM	24	18	13N	9W	McKinley	NM	10/8/2005		321396	25 - 7245
REM	25	18	13N	9W	McKinley	NM	10/8/2005		321397	25 - 7246
REM	26	18	13N	9W	McKinley	NM	10/8/2005		321398	25 - 7247
REM	27	18	13N	9W	McKinley	NM	10/8/2005		321399	25 - 7248
REM	28	18	13N	9W	McKinley	NM	10/8/2005		321400	25 - 7249
REM	29	8	13N	9W	McKinley	NM	10/3/2005		321401	25 - 7250
REM	30	8	13N	9W	McKinley	NM	10/3/2005		321402	25 - 7251
REM	31	8	13N	9W	McKinley	NM	10/3/2005		321403	25 - 7252
REM	32	8	13N	9W	McKinley	NM	10/3/2005		321404	25 - 7253
REM	33	8	13N	9W	McKinley	NM	10/3/2005		321405	25 - 7254
REM	34	8	13N	9W	McKinley	NM	10/3/2005		321406	25 - 7255
REM	35	8	13N	9W	McKinley	NM	10/3/2005		321407	25 - 7256
REM	36	8	13N	9W	McKinley	NM	10/3/2005		321408	25 - 7257
REM	37	8	13N	9W	McKinley	NM	10/3/2005		321409	25 - 7258
REM	38	8	13N	9W	McKinley	NM	10/3/2005		321410	25 - 7259
REM	39	8	13N	9W	McKinley	NM	10/3/2005		321411	25 - 7260
REM	40	8	13N	9W	McKinley	NM	10/3/2005		321412	25 - 7261
REM	41	8	13N	9W	McKinley	NM	10/3/2005		321413	25 - 7262
REM	42	8	13N	9W	McKinley	NM	10/3/2005		321414	25 - 7263
REM	43	8	13N	9W	McKinley	NM	10/3/2005		321415	25 - 7264
REM	44	8	13N	9W	McKinley	NM	10/3/2005		321416	25 - 7265
REM	45	8	13N	9W	McKinley	NM	10/3/2005		321417	25 - 7266
REM	46	8	13N	9W	McKinley	NM	10/3/2005		321418	25 - 7267

ZAC	1	14	13N	9W	McKinley	NM	10/4/2005		321419	25 - 7268
ZAC	2	14	13N	9W	McKinley	NM	10/4/2005		321420	25 - 7269
ZAC	3	14	13N	9W	McKinley	NM	10/4/2005		321421	25 - 7270
ZAC	4	14	13N	9W	McKinley	NM	10/4/2005		321422	25 - 7271
ZAC	5	14	13N	9W	McKinley	NM	10/4/2005		321423	25 - 7272
ZAC	6	14	13N	9W	McKinley	NM	10/4/2005		321424	25 - 7273
ZAC	7	14	13N	9W	McKinley	NM	10/4/2005		321425	25 - 7274
ZAC	8	14	13N	9W	McKinley	NM	10/4/2005		321426	25 - 7275
ZAC	9	14	13N	9W	McKinley	NM	10/4/2005		321427	25 - 7276

5

Claim Name	Claim No.	Section	Township	Range	County	State	Location Date	BLM Serial No.	County Serial No.	Book & Page No.	2006 Maintenance
ZAC	10	14	13N	9W	McKinley	NM	10/4/2005		321428	25 - 7277
ZAC	11	14	13N	9W	McKinley	NM	10/4/2005		321429	25 - 7278
ZAC	12	14	13N	9W	McKinley	NM	10/4/2005		321430	25 - 7279
ZAC	13	14	13N	9W	McKinley	NM	10/4/2005		321431	25 - 7280
ZAC	14	14	13N	9W	McKinley	NM	10/4/2005		321432	25 - 7281
ZAC	15	14	13N	9W	McKinley	NM	10/4/2005		321433	25 - 7282
ZAC	16	14	13N	9W	McKinley	NM	10/4/2005		321434	25 - 7283
ZAC	17	14	13N	9W	McKinley	NM	10/4/2005		321435	25 - 7284
ZAC	18	14	13N	9W	McKinley	NM	10/4/2005		321436	25 - 7285
ZAC	19	14	13N	9W	McKinley	NM	10/4/2005		321437	25 - 7286
ZAC	20	14	13N	9W	McKinley	NM	10/4/2005		321438	25 - 7287
ZAC	21	14	13N	9W	McKinley	NM	10/4/2005		321439	25 - 7288
ZAC	22	14	13N	9W	McKinley	NM	10/4/2005		321440	25 - 7289
ZAC	23	14	13N	9W	McKinley	NM	10/4/2005		321441	25 - 7290
ZAC	24	14	13N	9W	McKinley	NM	10/4/2005		321442	25 - 7291
ZAC	25	12	13N	9W	McKinley	NM	10/7/2005		321443	25 - 7292
ZAC	26	12	13N	9W	McKinley	NM	10/7/2005		321444	25 - 7293
ZAC	27	12	13N	9W	McKinley	NM	10/7/2005		321445	25 - 7294
ZAC	28	12	13N	9W	McKinley	NM	10/7/2005		321446	25 - 7295
ZAC	29	12	13N	9W	McKinley	NM	10/7/2005		321447	25 - 7296
ZAC	30	12	13N	9W	McKinley	NM	10/7/2005		321448	25 - 7297
ZAC	31	12	13N	9W	McKinley	NM	10/7/2005		321449	25 - 7298
ZAC	32	12	13N	9W	McKinley	NM	10/7/2005		321450	25 - 7299
ZAC	33	12	13N	9W	McKinley	NM	10/7/2005		321451	25 - 7300
ZAC	34	12	13N	9W	McKinley	NM	10/7/2005		321452	25 - 7301
ZAC	35	12	13N	9W	McKinley	NM	10/7/2005		321453	25 - 7302
ZAC	36	12	13N	9W	McKinley	NM	10/7/2005		321454	25 - 7303
ZAC	37	12	13N	9W	McKinley	NM	10/7/2005		321455	25 - 7304
ZAC	38	12	13N	9W	McKinley	NM	10/7/2005		321456	25 - 7305
ZAC	39	12	13N	9W	McKinley	NM	10/8/2005		321457	25 - 7306
ZAC	40	12	13N	9W	McKinley	NM	10/8/2005		321458	25 - 7307
ZAC	41	12	13N	9W	McKinley	NM	10/8/2005		321459	25 - 7308
ZAC	42	12	13N	9W	McKinley	NM	10/8/2005		321460	25 - 7309
ZAC	43	12	13N	9W	McKinley	NM	10/4/2005		321461	25 - 7310

6

Claim Name	Claim No.	Section	Township	Range	County	State	Location Date	BLM Serial No.	County Serial No.	Book & Page No.	2006 Maintenance
ZAC	44	12	13N	9W	McKinley	NM	10/4/2005		321462	25 - 7311
ZAC	45	12	13N	9W	McKinley	NM	10/4/2005		321463	25 - 7312
ZAC	46	12	13N	9W	McKinley	NM	10/4/2005		321464	25 - 7313
ZAC	47	12	13N	9W	McKinley	NM	10/4/2005		321465	25 - 7314
ZAC	48	12	13N	9W	McKinley	NM	10/4/2005		321466	25 - 7315
ZAC	49	12	13N	9W	McKinley	NM	10/4/2005		321467	25 - 7316
ZAC	50	12	13N	9W	McKinley	NM	10/4/2005		321468	25 - 7317
ZAC	51	12	13N	9W	McKinley	NM	10/4/2005		321469	25 - 7318
ZAC	52	12	13N	9W	McKinley	NM	10/4/2005		321470	25 - 7319
ZAC	53	12	13N	9W	McKinley	NM	10/4/2005		321471	25 - 7320
ZAC	54	12	13N	9W	McKinley	NM	10/4/2005		321472	25 - 7321
ZAC	55	12	13N	9W	McKinley	NM	10/4/2005		321473	25 - 7322
ZAC	56	12	13N	9W	McKinley	NM	10/4/2005		321474	25 - 7323
ZAC	57	12	13N	9W	McKinley	NM	10/4/2005		321475	25 - 7324
ZAC	58	12	13N	9W	McKinley	NM	10/4/2005		321476	25 - 7325
ZAC	59	12	13N	9W	McKinley	NM	10/4/2005		321477	25 - 7326
ZAC	60	12	13N	9W	McKinley	NM	10/4/2005		321478	25 - 7327
ZAC	61	31	14N	8W	McKinley	NM	9/23/2005		321479	25 - 7328
ZAC	62	31	14N	8W	McKinley	NM	9/23/2005		321480	25 - 7329
ZAC	63	31	14N	8W	McKinley	NM	9/23/2005		321481	25 - 7330
ZAC	64	31	14N	8W	McKinley	NM	9/23/2005		321482	25 - 7331
ZAC	65	31	14N	8W	McKinley	NM	9/23/2005		321483	25 - 7332
ZAC	66	31	14N	8W	McKinley	NM	9/23/2005		321484	25 - 7333
ZAC	67	31	14N	8W	McKinley	NM	9/23/2005		321485	25 - 7334
ZAC	68	31	14N	8W	McKinley	NM	9/23/2005		321486	25 - 7335
ZAC	69	31	14N	8W	McKinley	NM	9/23/2005		321487	25 - 7336
ZAC	70	31	14N	8W	McKinley	NM	9/23/2005		321488	25 - 7337
ZAC	71	31	14N	8W	McKinley	NM	9/23/2005		321489	25 - 7338
ZAC	72	31	14N	8W	McKinley	NM	9/23/2005		321490	25 - 7339
ZAC	77	18	13N	8W	McKinley	NM	10/8/2005		322588	26 - 1047
ZAC	78	18	13N	8W	McKinley	NM	10/8/2005		321491	25 - 7340
ZAC	79	18	13N	8W	McKinley	NM	10/8/2005		322589	26 - 1048
ZAC	80	18	13N	8W	McKinley	NM	10/8/2005		321492	25 - 7341
ZAC	81	18	13N	8W	McKinley	NM	10/8/2005		322587	26 - 1046

7

Claim Name	Claim No.	Section	Township	Range	County	State	Location Date	BLM Serial No.	County Serial No.	Book & Page No.	2006 Maintenance
ZAC	82	18	13N	8W	McKinley	NM	10/8/2005		321493	25 - 7342

“THAT NEW MEXICO STATE LAND OFFICE MINING LEASE FOR GENERAL MINING - LEASE No. HG - 0078 FOR ALL OF SECTION 36, T14N, R9W.”

8

EXHIBIT B

ATTACHED TO THAT MINERAL LEASE AGREEMENT BETWEEN JAMES A. BONNER, JULIANNE K. BONNER, LESSOERS AND NEUTRON ENERGY, INC., LESSEE, DATED                                                    , 2006

A. Production Royalties and Associated Minerals

1. Production royalties shall be based upon the “value” per pound of any and all U308 or uranium in any other form (hereinafter called “Uranium Concentrates”) recovered in a milling or processing facility from Minerals mined or removed from the owned mineral interests contained on the Premises.

2. The “value” of the Uranium Concentrates for purposes of this Lease shall be determined based upon the price for which such Uranium Concentrates oar sold, provided that if no sale occurs within six (6) months after receipt of Uranium Concentrates, the value shall be determined base upon the weighted average price for spot market sales of United States source uranium for the calendar quarter in which the recovery of Uranium Concentrates from ore produced from the Premises occurs. Such spot market price shall he that reported in the Uranium Exchange or other appropriate index and averaged for the subject calendar quarter. Once such Uranium Concentrates have been sold, the royalty shall be adjusted accordingly, whereupon LESSEE shall pay LESSOR any additional royalty owned.

B. Settlement Regarding Production Royalties

LESSEE shall pay to LESSOR any and all production royalties earned hereunder within forty five (45) days following receipt of the proceeds from the sale of the Uranium Concentrates or six (6) months after receipt of the processed Uranium Concentrates whichever first occurs. All payments hereunder shall be accompanied by a statement showing weights and sales price or value of the Uranium Concentrates. LESSOR or his agent or representative shall have the right to inspect and audit the production records of this project not more than once per calendar year during normal business hours for the purpose of verifying the calculation and payment of production royalties. Any such audit shall he conducted with appropriate notification and shall be explicitly designed not to interrupt normal production operations of LESSEE.

C. Inspections

LESSOR and LESSOR’s agents, duly authorized in writing, may enter upon the Premises to inspect the same, during normal business hours and at such times and upon such notice to LESSEE as shall not unreasonably hinder or interrupt the operations and activities. Upon the written request of LESSOR, and to the extent not already produced by LESSEE, LESSEE will make available to LESSOR all records of drilling, assay reports, weight tickets, or othe factual data pertaining to operations on the Premises under this Lease. LeSSEE shall not be obligated to furnish LESSOR with access to any interpretative data that deals with geologic concepts or other internal proprietary data, information or analysis. LESSEE shall facilitate and assist such inspections by LESSOR in every reasonable way, but LESSOR shall enter upon the Premises at LESSOR’s own risk and expense and shall indemnify and hold LESSEE harmless from any damage. claim, or demand by reason of the presence of or injury to LESSOR, LESSOR’s agents, representatives, licensees, or guests or any of them on the Premises or approaches thereto.

D. Confidentiality

LESSOR agrees to treat all information acquired hereunder as confidential and hereby agrees that LESSOR shall not use the name of LESSEE, its subsidiaries or affiliates in any document or press release or disclose any information LESSOR may obtain hereunder to third parties or to the public without first having obtained the written approval of LESSEE. LESSOR further agrees and warrants that in the event LESSOR should acquire any knowledge or information relating to internal proprietary techniques or methods used by LESSEE for purposes of geological information of LESSEE, such proprietary information will not be used by LESSOR or sold, given, disclosed, or otherwise made available to third parties or to the public while this Lease is in effect